                                                                 Exhibit (h)(14)

                              EXCELSIOR FUNDS TRUST
                                 AMENDMENT NO. 1
                                       TO
                       WAIVER AND REIMBURSEMENT AGREEMENT

     WHEREAS, Excelsior Funds Trust (the "Company"), U.S. Trust Company, N.A. (formerly U.S. Trust Company) ("UST") and United States Trust Company of New York ("USTNY") desire to amend the Waiver and Reimbursement Agreement dated as of July 31, 2002 (the "Agreement") by and among them to include the Enhanced Tax Advantaged International Fund and the Equity Income Fund as investment portfolios of the Company covered by the Agreement; and

     WHEREAS, the Waiver and Reimbursement Agreement, as expressly amended hereby, shall continue in full force and effect.

     The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

     Exhibit A to the Agreement is hereby amended and restated as follows:

                 EXHIBIT A TO WAIVER AND REIMBURSEMENT AGREEMENT

                              Excelsior Funds Trust

                                                       Total Annual
Name of Portfolio                                   Operating Expenses
------------------------------------------    ------------------------------
Equity Fund                                   0.85%   (Institutional Shares)

Income Fund                                   0.87%   (Institutional Shares)
Total Return Bond Fund                        0.86%   (Institutional Shares)
International Equity Fund                     1.43%   (Institutional Shares)
Optimum Growth Fund                           1.35%   (Shares)
                                              1.10%   (Institutional Shares)

Mid Cap Value Fund                            1.28%   (Shares)
                                              1.03%   (Institutional Shares)

High Yield Fund                               1.37%   (Shares)
                                              1.12%   (Institutional Shares)


Enhanced Tax Advantaged International Fund    1.35%   (Shares)
                                              1.15%   (Institutional Shares)

Equity Income Fund                            1.22%   (Shares)

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their officers designated below as of __________, 2003.

                                     EXCELSIOR FUNDS TRUST


                                     Name:  _________________________________

                                     Title: _________________________________


                                     UNITED STATES TRUST COMPANY OF NEW YORK


                                     Name:  _________________________________

                                     Title: _________________________________


                                     U.S. TRUST COMPANY, N.A.


                                     Name:  _________________________________

                                     Title: _________________________________